UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2021

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400,

Jersey City, New Jersey 07311

(Address of Principal Executive Offices) (Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400,

Jersey City, New Jersey 07311

(Address of Principal Executive Offices) (Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CLI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2021, Mack-Cali Realty Corporation (the “Company”), the general partner of Mack-Cali Realty, L.P. through which the Company conducts its business, announced that the Company’s Board of Directors (the “Board”) had appointed Mahbod Nia as Chief Executive Officer of the Company. The appointment is effective as of March 8, 2021 (the “Effective Date”).

Mr. Nia, age 44, has been a director on the Board since June 2020. Prior to joining the Company, he served as Chief Executive Officer of NorthStar Realty Europe Corp (“NRE”), a NYSE-listed REIT focused on European properties from 2015 to 2019, where he oversaw a strategic transformation that drove per share net asset value growth of over 40% through a series of value enhancing property level and corporate initiatives. He also served as a member of NRE’s investment committee and board of directors from 2018 to 2019. From 2017 to 2019, Mr. Nia was also a Managing Director at Colony Capital Inc. (formerly Colony NorthStar) and member of the European Steering Committee. He additionally served as Managing Director, Head of European Investments of NorthStar Asset Management Group (“NSAM”) from 2014 to 2017, where he worked to establish the company’s European investment platform, rapidly growing it to $2.6bn in Assets Under Management across 9 countries and 5 asset classes. Prior to joining NSAM in 2014, he acted for PanCap Investment Partners, a European real estate investment and advisory firm. From 2007 to 2009, Mr. Nia was a Senior Executive Director at Goldman Sachs. Prior to 2007, he served in various positions at Citigroup Inc. (formerly Salomon Brothers). Mr. Nia received a First Class Honours degree in Economics for Business from the University of Westminster (London, UK) and a Master’s degree in Economics & Finance from the University of Warwick (Warwick, UK). In addition to serving on the Board, Mr. Nia also currently serves as a member of the board of directors of Brookland Partners, a leading European specialist real estate investment banking firm.

There is no arrangement between Mr. Nia and any other persons in connection with Mr. Nia’s appointment as Chief Executive Officer (other than the Employment Agreement, as defined and described below), and Mr. Nia has no family relationship with any director or executive officer of the Company. Mr. Nia has no direct or indirect material interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

Based on the recommendations of the executive compensation and option committee (the “Compensation Committee”) of the Board, the Board approved, and Mack-Cali UK Ltd., a wholly owned subsidiary of Mack-Cali Realty, L.P., and the Company entered into, an employment agreement dated March 2, 2021 with Mr. Nia (the “Employment Agreement”) that provides as follows:

•	An initial term of 3 years, commencing on the Effective Date, subject to automatic annual renewals thereafter unless earlier terminated;
•	An annual base salary of $800,000, subject to potential merit increases (but not decreases) each year;
•	A target annual bonus opportunity of 150% of base salary (the “Target Bonus”), with a threshold bonus of 50% of the Target Bonus, and a maximum bonus of 200% of the Target Bonus, based on performance goals to be established annually by the Compensation Committee;
•	Within 5 days following the Effective Date, Mr. Nia will be granted a one-time sign-on “inducement” award of 950,000 stock options to purchase the Company’s common stock, at an exercise price equal to the closing price of the common stock on the date of grant, which will vest and become exercisable in 3 substantially equal installments on each of the first 3 anniversaries following the date of grant (the “Sign-On Award”).
•	Each calendar year while Mr. Nia is employed (including 2021), Mr. Nia will be eligible for an annual equity award under the Company’s then-current equity incentive plan with an annual aggregate grant date fair value of $4,000,000. One-half of each annual equity award will vest subject to time-based vesting conditions, and the remaining one-half of each annual equity award will vest subject to performance-based vesting conditions.
•	In addition to standard employee benefits (including health coverage for Mr. Nia and his dependents in the U.S. and the U.K, not to exceed a cost to the Company of $25,000 per year), Mr. Nia will receive up to $30,000 per year in tax compliance assistance, reimbursement of attorneys’ fees in connection with negotiating the Employment Agreement up to $100,000, and, in the event that Mr. Nia relocates his principal residence to the Jersey City, New Jersey metropolitan area, reimbursement for relocation costs up to $50,000 in the aggregate.

•	Upon a termination on account of death or disability, Mr. Nia, or his beneficiaries in the case of death, will receive accrued and unpaid base salary, expense reimbursement and benefits under the applicable health and welfare plans through the termination date, a prorated Target Bonus for the year of termination, up to 12 months of continued medical coverage for Mr. Nia and his dependents, and vesting of a prorated portion of the next installment of the Sign-On Award scheduled to vest. Other outstanding equity awards will be treated in accordance with their terms.
•	Upon a termination without “cause” (as defined in the Employment Agreement) or by Mr. Nia for “good reason” (as defined in the Employment Agreement), subject to execution of a release of claims, Mr. Nia will be entitled to (i) cash severance equal to 2 times (the “Multiplier”) the sum of his base salary and Target Bonus, paid in equal installments over a 2-year period following the date of his termination, but, if such termination occurs within the period commencing 3 months prior to a “change in control” (as defined in the Employment Agreement) and ending 1 year following a “change in control,” the Multiplier will increase to 3 times and the cash severance will be paid in a lump sum; (ii) up to 18 months of continued medical coverage for Mr. Nia and his dependents; (iii) accelerated vesting of any then-outstanding portion of the Sign-On Award or other time-based equity awards; and (iv) eligibility to vest in a prorated amount of outstanding performance-based equity awards, based on the amount of time Mr. Nia remained employed during the applicable performance period and actual performance over the applicable performance period.

Under the Employment Agreement, Mr. Nia will be subject to certain restrictive covenants, including non-competition and non-solicitation covenants during his employment and for 1 year following termination of employment, and perpetual confidentiality and non-disparagement covenants.

Concurrent with the appointment of Mr. Nia as Chief Executive Officer, MaryAnne Gilmartin’s tenure as interim Chief Executive Officer of the Company will end as of the Effective Date. In addition, in connection with the appointment of a new permanent Chief Executive Officer, the Company further announced that Ms. Gilmartin, to allow for an independent Chair of the Board in accordance with applicable NYSE independence guidelines, has stepped down as Chair of the Board, effective March 2, 2021, and will not stand for re-election to the Board at the Company’s upcoming 2021 Annual Meeting of Shareholders. Ms. Gilmartin will remain a director on the Board through the date of the 2021 Annual Meeting. The Board has appointed Lead Independent Director, Tammy K. Jones, Board Chair, effective as of March 2, 2021.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by this reference.

Item 7.01	Regulation FD Disclosure.

On March 3, 2021, the Company issued a press release announcing the appointment of Mr. Nia as Chief Executive Officer and Ms. Gilmartin’s stepping down as Chair of the Board (and as a director on the Board as of the date of the Company’s 2021 Annual Meeting of Shareholders). A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is furnished herewith.

The press release furnished pursuant to Item 7.01 of this Form 8-K (Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that Section. Furthermore, the press release shall not be deemed to be incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated March 2, 2021, by and among Mahbod Nia, Mack-Cali UK Ltd., and Mack-Cali Realty Corporation.
99.1	Press Release of Mack-Cali Realty Corporation dated March 3, 2021.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION
Dated: March 3, 2021	By:	/s/ Gary T. Wagner
Gary T. Wagner
General Counsel and Secretary
MACK-CALI REALTY, L.P.
	By:	Mack-Cali Realty Corporation,
its general partner
Dated: March 3, 2021	By:	/s/ Gary T. Wagner
Gary T. Wagner
General Counsel and Secretary